Exhibit 10.5

CONFIDENTIAL TREATMENT

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treatment request. This text has been separately filed with the SEC.

PROCUREMENT JV FRAMEWORK AGREEMENT

This Framework Agreement (this “Agreement”) is entered into as of September 5, 2016 by and between Navistar, Inc. (“Navistar”) and Volkswagen Truck & Bus GmbH (“VW T&B”) (Navistar and VW T&B are herein collectively referred to as the “Parties” and individually as a “Party”).

WHEREAS, pursuant to a Stock Purchase Agreement dated on or about the date hereof (the “Stock Purchase Agreement”), VW T&B will acquire shares of the common stock of Navistar, for the consideration and subject to the terms and conditions set forth in the Stock Purchase Agreement.

WHEREAS, in connection with entry into the Stock Purchase Agreement, Navistar and VW T&B intend to enter into certain other commercial arrangements, including the formation of a joint venture focused on sourcing, evaluating, negotiating and recommending joint procurement opportunities (the “Procurement JV”) to the Parties.

NOW THEREFORE, in consideration of the recitals above and subject to the terms, conditions and covenants set forth hereunder, Navistar and VW T&B agree to work together to implement the Procurement JV on or consistent with the following indicative terms:

1.	Principal Terms.

JV Name:	The Procurement JV’s name will be Global Truck & Bus Procurement Services.

Structure:	The Procurement JV will be organized as a Sàrl (société à responsabilité limitée) under the laws of Luxembourg whose ownership and governance structure is as set forth in this Agreement. The Procurement JV will be treated as a partnership for U.S. tax purposes. VW T&B will hold 51 % in the interest and Navistar will hold 49 % in the interest of the Procurement JV (in their capacity as owners of interest in the Procurement JV, the “Shareholders”).

Initial Efforts	The KPIs (as defined herein) and the priorities for the Procurement JV, and the activities of the Procurement JV, shall reflect that *** the Procurement JV shall focus its efforts on ***. The Procurement JV will use commercially reasonable efforts to ***.

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Procurement Service Agreements	Parties to enter into Procurement Service Agreements pursuant to which they will pay service fees to the JV in respect for services provided based on a cost-plus model; exact fee structure to be confirmed with parties’ transfer pricing advisors.

Capital Contributions:	The Parties will mutually agree in the definitive agreements on the capital contributions initially to be made upon the formation of the Procurement JV in an amount reflecting the amount the Parties reasonably believe is necessary to fund the operations of the Procurement JV on the terms set forth herein, for incidental expenses incurred by the Procurement JV, including travel and other similar expenses.

Subsequent capital contributions:

The Board (as defined herein) shall be required to prepare an annual budget, and present it to the Shareholders for approval. The annual budget shall also indicate funding requirements from the Shareholders, if applicable.

To the extent the operational expenses of the Procurement JV as set out in the approved annual budget are not covered by the fees charged to the Parties for services provided pursuant to the Procurement Service Agreements, the Board of the JV may make further capital calls to the Parties as necessary to fund the operational expenses of the Procurement JV. Each Party’s share of the aggregate total of the capital call will be equal to its ownership percentage in the Procurement JV at the time of the capital call.

Each Party is obligated to fund the capital call within 5 business days after the capital call which shall be made without undue delay after the approval of an annual budget by the Shareholders. If the Shareholders are unable to approve an annual budget for any given year, the Procurement JV’s approved budget for the prior year shall be used until an annual budget has been approved by the Shareholders. The first budget shall be agreed upon establishment of the Procurement JV.

Consequences for failure to fund: if a Party fails to pay its capital contribution and such failure to pay is not cured within 90 days following notice by the Board (which notice shall also be copied to the other Party), the uncured failure to pay (a

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“Funding Default”) shall be referred to the Chief Financial Officers of each Party for discussion in accordance with Funding Escalation Procedures as defined herein. The non-defaulting Party may, at its option, contribute all or a portion of the unfunded capital contribution, provided that the defaulting Party shall be responsible for the repayment of such amount, together with an interest rate of 4 % per annum, to the funding party.

The Board shall update the annual budget as necessary and inform the Parties of any additional funding requirements without undue delay. In case the Shareholders approve such updated annual budget, they shall be obliged to provide the respective funding and the stipulations above shall apply accordingly.

Funding Escalation Procedure	In case the Funding Escalation Procedure applies, the Parties as Shareholders will refer the actual or alleged Funding Default to the Chief Financial Officer of each Party, who together will attempt to resolve the issue within 30 days (the “Executive Negotiation Period”).

During the Executive Negotiation Period, at least one in-person or telephonic meeting will be held at which each Party’s Chief Financial Officer is in attendance.

If the Chief Financial Officer of each Party are together unable to resolve the dispute during the Executive Negotiation Period, then each Party shall have the right to refer the dispute to arbitration pursuant to procedures to be agreed by the Parties.

Ownership:	VW T&B will, directly or indirectly, own 51% and Navistar will, directly or indirectly, own 49% of the ownership interests in the Procurement JV. Interest in the Procurement JV cannot be transferred either directly or indirectly without the prior written consent of the other Party; provided that this shall not restrict the transfer of shares of the Party’s publicly traded top-level entities. However, VW T&B and Navistar may each transfer their interests in the Procurement JV within their respective corporate groups without the respective other Party’s prior approval so long as such transferee remains a member of relevant corporate group.

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Board Composition:	The Management Board of the Procurement JV (the “Board”) will manage the affairs of the Procurement JV. From and after the formation of the Procurement JV, the Board will consist of three members. Navistar will be entitled to appoint one member (the “Navistar MD”) and VW T&B will be entitled to appoint two members (the “VW T&B MD” and the Navistar MD and each of the VW T&B MDs, a “MD” and together the “MDs”). The MDs shall devote all or substantially all of their working time to the Procurement JV and shall hold no active position within the Parties or their relevant group members. Each MD shall have a duty to operate the Procurement JV for the benefit of both Shareholders and to use their best efforts to maximize the synergies that can be obtained for both Shareholders from joint procurement opportunities, except as set forth under “Initial Efforts” above. Each Party will have the right to remove and replace any and all of the MDs appointed by it at any time and for any or no reason. The secondment agreements between the Parties and the Procurement JV shall provide for the responsibilities of the MDs and the Parties’ rights to enforce the fiduciary duties of the Board and its members.

Board Procedures:	The Board shall meet together to conduct business, adjourn and otherwise regulate its meetings and proceedings as the MDs deem appropriate. Meetings of the Board may be called by any MD.

A quorum of the Board must be present to conduct business. A quorum shall consist of all MDs. If at any Board meeting a quorum is not present, the meeting shall be adjourned for three business days, and if a quorum is not present at such adjournment the meeting may be held on the next business day after such adjournment, and the MDs present and entitled to vote at such adjourned meeting shall constitute a quorum.

The vote of a majority of MDs present at a meeting of the Board at which a quorum is present or the unanimous written consent of the Board shall be the action of the Board.

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The Board shall hold the meeting on the annual budget and annual accounts and at least one further meeting per year for resolution on any important decisions at the seat of the Procurement JV in Luxembourg.

Finance Manager:	The Procurement JV shall have a Finance Manager, nominated by Navistar and appointed by and subordinated to the Board to be employed by the Procurement JV. Navistar shall have the right to remove and replace the Finance Manager nominated by it at any time and for any or no reason.

Governance Matters:	The Board will be responsible for all operational and financial decisions for the Procurement JV in the day-to-day business operations and which are not Shareholder Reserved Matters (as defined below).

The following Shareholder Reserved Matters are subject to a unanimous decision of both Shareholders:

•	Amendment of organizational documents;

•	Approval of annual budget;

•	Changes to the scope of the business;

•	Changes to the location of the Procurement JV’s officers and employees;

•	Changes to the capital structure of the JV;

•	Payment of distributions unless the distribution is made pro rata to the shareholding quota;

•	Entry into, termination or amendment of any agreements (1) that would reasonably be expected to involve payments in excess of ***, (2) that purports to impose any limitation or obligation on any Party or any of its affiliates, or (3) to which a Party or any of its affiliates is a party (including the Procurement Service Agreements);

•	Settlement or commencement of litigation in excess of a threshold (e.g. *** or materially impacting Procurement JV´s operation);

•	Any other matter reasonably likely to have a material adverse impact on the reputation of a Party or the Procurement JV;

•	Merger, business combination or other non-ordinary course acquisition;

•	Sale of all or a substantial part of the assets or liquidation;

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•	Entry into, termination or amendment of any credit facility or other evidence of indebtedness exceeding a value of ***;

•	The making of material tax elections; and

•	Approval of the creation of any future subsidiary.

The following Shareholder Reserved Matters require a simple majority of votes of the Shareholders (as determined by the ownership percentage of the Shareholders):

•	Approval of nominations by the Parties to remove or appoint employees and approval of such employees’ compensation packages;

•	Payment of distributions in accordance with shareholding quota;

•	Changes to accounting policies, auditors or fiscal year; and

•	Any other resolutions required to be taken under applicable laws by the Shareholders meeting (unless such resolution could reasonably be expected to have a disproportionate adverse effect on a Party, in which case such matter shall require unanimous consent).

Dispute Resolution and Escalation Procedures:	In the event any operational dispute arises and the MDs are unable to resolve any such dispute, any MD may refer the dispute to the Shareholders for resolution. In case the Shareholder representative of VW T&B takes a resolution on such dispute against the votes of the Shareholder representative of Navistar, each Party shall have the right to refer the matter to the Parties’ Chief Financial Officers for discussion and resolution.

Information Rights:	From and after the formation of the Procurement JV, each Party shall have customary right of access to financial reports, projections and other information concerning significant aspects of the Procurement JV’s operations or financial affairs, as well as reasonable access to Procurement JV employees in order to assist with any review and inquiry regarding the information provided, subject to any necessary antitrust limitations.

Location:	The Procurement JV will have premises in Luxembourg at the seat of the company

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where the Board shall have regular meetings (2 to 3 times per year) and where the company records shall be kept. The employees shall be co-located with the Parties’ existing office locations. The core team of the Procurement JV will be located at Navistar’s premises in Lisle, IL, and a smaller team will be located at VW T&B’s premises in Munich, Germany to ensure communication with the overall procurement department of Volkswagen AG. Changes to the location of the Procurement JV’s officers and employees shall be determined by the Shareholders.

Services Provided by the Procurement JV:	The focus of the Procurement JV will be on the core tasks set forth in Annex A, provided that the Parties may by amendment of this Agreement modify the list. Both Parties are fully aware that the tasks of the Procurement JV might need to be limited in its product or geographic scope due to applicable antitrust laws. Additional details consistent with the foregoing regarding the scope of the Procurement JV’s tasks shall be set forth in a cooperation agreement and the organizational documents to be entered into by the Parties or filed with the relevant jurisidictions. This includes the fees to be paid to the Procurement JV by the Parties for the fulfillment of its core tasks.

The Procurement JV shall make recommendations for sourcing in accordance with its core tasks to the Parties. Each Party will make final sourcing decisions considering recommendations made by the Procurement JV, which will be communicated to the Procurement JV for record purposes. Each Party will finalize its respective contracts with awarded supplier(s); the Procurement JV will not enter into supply contracts.

*** and Performance Metrics:	Because each Party will make sourcing decisions individually ***.

The performance of the Procurement JV will be measured quarterly against key performance indicators to be mutually agreed by the Parties prior to the formation of the Procurement JV; a non-exclusive list of initial key performance indicators is set out on Annex B.

If the key performance indicators (“KPIs”) agreed upon in accordance with the

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principles set out in Annex B are not satisfied, the matter will be referred to the Alliance Board (as defined herein) for discussion.

Services Provided to the Procurement JV:	It shall be mutually agreed between the Parties in the definitive agreements to the Procurement JV which services shall be rendered by the Parties to the Procurement JV.

In the event that the Procurement JV requires any additional services to be provided, the Parties shall mutually agree how such services should be provided.

If outside services are required, the Parties will share the cost of such services pro rata to their percentage ownership in the Procurement JV.

Employees:	It is expected that the Procurement JV will have no less than *** and no more than *** employees (including the MDs). The staff of the Procurement JV shall be seconded (including the MDs) to the Procurement JV by Navistar and VW T&B using mutually agreeable arrangements concerning compensation, benefits, competition and confidentiality arrangements provided that if such secondment arrangement will not achieve the benefits intended to be derived from the Procurement JV by the Parties, the Parties will implement mutually agreeable alternative arrangements with respect to such staff. The removal or replacement of any staff member of the Procurement JV shall be effected by the Party employing such staff member subject to the approval of the Board.

The Procurement JV will have *** Category Leads, with categories to be mutually agreed by the Parties (it being understood that the Category Leads may be requested to work on other categories as may be required by the business). The number of Category Leads to be appointed by each Party shall be mutually agreed between the Parties in the definitive agreements to the Procurement JV.

The MDs, the Finance Manager, and a number of employees to be mutually agreed shall be located in the U.S. and a number of additional employees to be mutually agreed in the definitive agreements shall be located in Germany.

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Access to Data and Systems:	The Procurement JV shall have adequate access to certain data and procurement and other relevant IT systems of the Parties in order to fulfill its tasks. Each Party undertakes to provide access to certain systems and/or data reasonably requested by the Procurement JV in order to carry out its core tasks, including any market intelligence that would be beneficial to the Procurement JV in carrying out its core tasks. In each case, the access to data and systems is subject to applicable antitrust considerations, contractual obligations of confidentiality and adequate protection against risks related to US-based litigation.

The Procurement JV may have access to confidential information that cannot be disclosed to the Parties. This may include information that suppliers have requested the Procurement JV to keep confidential. The Procurement JV and the Parties will erect information firewalls as appropriate to control the sharing of information between the Procurement JV and the Parties.

The Parties will continue to assess any data privacy or other information system issues posed by the Procurement JV, including in the context of US-based litigation, and any additional restrictions with respect to data systems access related to such issues shall be addressed in the definitive Procurement JV agreements.

Alliance Board	The Parties will, subject to Closing, establish an Alliance Board (the “Alliance Board”) that will operationalize and provide oversight to the Procurement Joint Venture, and Technology Step A Individual Contract product development projects, Step B feasibility study prioritization/execution and Step C component/technology collaboration opportunity prioritization/execution (each as described in the Framework Agreement concerning Technology License and Supply), and review the actions of the project management teams related thereto.

The Alliance Board will meet on a monthly basis, unless otherwise agreed.

The Alliance Board will initially be comprised of 6 members. Each Party shall each independently appoint 3 members to the Alliance Board, and the number of

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members will be reviewed by the Parties on an on-going basis.

The Alliance Board will make decisions by consensus of the two Parties. The Parties are required to jointly approve any matter brought to the Alliance Board. Neither Party will be empowered to compel the other Party to action at the Alliance Board. Disputes that cannot be resolved at the Alliance Board Level will be referred to the CEO level for resolution.

Termination/Exit Rights:	The Parties may terminate this Agreement and the Procurement JV upon the occurrence of one of the following:

1.	By mutual agreement of the Parties;

2.	By either Party, if the Procurement JV failed to meet its Cost Savings Target KPI (Section 1 of Annex B) ***;

3.	By Navistar, if the Procurement JV failed to meet its ***;

4.	By either Party, upon the termination of all of the Individual Contracts entered into pursuant to the Framework Agreement concerning Technology License and Supply;

5.	By either Party due to the other Party’s fraud, gross negligence or willful breach of the terms of this Agreement relating to Capital Contributions (including Funding Defaults that remain uncured following the end of the Executive Negotiation Period) or other material breach of this Agreement which remains uncured sixty days after notice;

6.	By either Party if the Stock Purchase Agreement is terminated in accordance with its terms; or

7.	By either Party if, after the Closing, VW T&B’s ownership of the common stock of Navistar should fall below 7% of the then-outstanding shares of Navistar common stock.

Any termination pursuant to clauses 1, 2, 5 or 7 shall be effective six months following the termination date, which shall be the date the Parties agree in writing to the termination (pursuant to clause 1) or the date the terminating Party delivers written notice of its intention to terminate to the other Party (pursuant to clauses 2,

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5 or 7). If this Agreement is terminated pursuant to clause 4, the termination shall be effective following a transition period of six months or as otherwise mutually agreed by the Parties. If the Agreement is terminated pursuant to clause 3 or 6, the termination shall be effective immediately.

2.	Non-Assignment

Neither this Agreement, any of the definitive agreements nor any rights or obligations hereunder or thereunder may be assigned or otherwise transferred by either Party, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party. For the avoidance of doubt, and notwithstanding anything in this Agreement or any definitive agreements to the contrary, in recognition of the unique nature of the relationship between the Parties, the Parties acknowledge and agree that the rights, obligations and benefits of this Agreement and each of the definitive agreements shall be personal to Navistar and its Affiliates, and VW T&B shall not be required to accept performance from, or render performance to, any person or entity other than Navistar and its Affiliates.

Pursuant to 11 U.S.C. Section 365(c)(1)(A) (as it may be amended from time to time, and including any successor to such provision), in the event of any Bankruptcy of Navistar International Corporation, Navistar or any of its Affiliates that are party to this Agreement or any definitive agreement, this Agreement and any such definitive agreement may not be assigned or assumed by Navistar or any of its Affiliates (or any of its or their respective successors, including any trustee or debtor-in-possession) and VW T&B shall be excused from rendering performance to, or accepting performance from, Navistar and its Affiliates or any such successors. Additionally, in the event of any Bankruptcy of any Affiliate of Navistar that is not party to this Agreement or any definitive agreement but that has otherwise been granted any rights under this Agreement or any definitive agreement, this Agreement and any such definitive agreement may not be assigned or assumed by any such Affiliate or any of its subsidiaries (or any of its or their respective successors, including any trustee or debtor-in-possession) and VW T&B shall be excused from rendering performance to, or accepting performance from, such Affiliate and its subsidiaries or any such successors. Any purported assumption or assignment in contravention of this Section 2 shall be null and void.

“Bankruptcy” means, with respect to any person or entity, (i) the filing by such person or entity of a voluntary petition seeking liquidation, dissolution, reorganization, rearrangement or readjustment, in any form, of its debts, under the United

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States Bankruptcy Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law, or such person’s or entity’s filing an answer consenting to or failing to oppose any such petition; (ii) the making by such person or entity of an assignment of a material portion of its assets for the benefit of its creditors; (iii) an application for the appointment of a receiver for the assets of such person or entity, or an involuntary petition seeking liquidation, dissolution, reorganization, rearrangement or readjustment of its debts or similar relief under any bankruptcy or insolvency law, in the event of such an application by a third party or such an involuntary petition, that is not dismissed within 60 days of the filing thereof; or (iv) the entry of an order for relief against such person or entity under the United States Bankruptcy Code.

3.	General Provisions

(1)	Except as otherwise set forth in this Agreement, each Party shall pay its own cost and expenses (including also legal, accounting and other adviser’s fees) relating to this Agreement.

(2)	This Agreement constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements, it being understood that this Agreement does not supersede the Stock Purchase Agreement, the Shareholder Agreement, the Framework Licencing and Supply Agreement and the Delaware General Corporation Law Section 203 Agreement.

(3)	This Agreement shall not be amended or modified except by a document in writing duly executed by the Parties hereto. This undertaking itself may only be modified by an agreement in writing.

(4)	The waiver of any provision of this Agreement by any Party hereto shall not be deemed a waiver of any other provision hereof, and no waiver shall be effective unless such waiver is expressly made in writing to the Party claiming the benefit thereof.

(5)	Should any provision of this Agreement be held wholly or in part invalid or unenforceable, or should there be stated a gap, the validity or enforceability of the other parts shall not be affected thereby. The invalid or unenforceable provision or the gap shall be deemed replaced by such valid and enforceable provision which is the most similar to the will of the Parties or which the Parties would have wanted in accordance of the spirit and purpose of this Agreement if they had been aware of it.

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(6)	Any notices or other communication made or to be made in connection with this Agreement shall be effective upon receipt if delivered by post-mail or certified courier to the addresses as indicated on the front page of this Agreement. Each Party may at any time change its address by giving notice to the other Party in the manner as described above.

(7)	The provisions of sections 2 through 6 (including) shall be binding upon the Parties as of signing of this Agreement.

4.	Governing Law

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law), without giving effect to any conflict of law rules thereof that would require or permit the application of the law of any other jurisdiction.

5.	Confidentiality

The initial announcement regarding this Agreement shall be press releases by each Party as preagreed between the Parties. The Parties shall consult with each other prior to issuing any further press releases or otherwise making public announcements with respect to this Agreement and prior to making any filings with any third party and/or any governmental entity with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any governmental entity.

Without limiting the foregoing the content of this Agreement shall be treated confidential, in accordance and in full compliance with the Confidentiality Agreement of 17 March 2016.

6.	Arbitration

Any dispute, controversy, or claim arising out of, or in relation to, this Agree-ment, including the validity, invalidity, breach, or termination thereof, shall be finally and bindingly resolved by arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce International Court of Arbitration (“ICC”) in force on the date on which the Request for Arbitration is submitted in accordance with these Rules.

The number of arbitrators shall be 3, one of whom shall be appointed by each of the Parties and the third of whom shall be selected by mutual agreement of the co-arbitrators with the input of the Parties, if possible, within 30 days of the selection of the second arbitrator and thereafter by the ICC.

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The seat of arbitration shall be in London, England.

The arbitral proceedings shall be conducted in English.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

NAVISTAR, INC.

By:	/s/ Troy A. Clarke
	Name:	Troy A. Clarke
	Title:	President and Chief Executive Officer

By:	/s/ Walter G. Borst
	Name:	Walter G. Borst
	Title:	Executive Vice President and Chief Financial Officer

VOLKSWAGEN TRUCK & BUS GMBH

By:	/s/ Andreas Renschler
	Name:	Andreas Renschler
	Title:	Chief Executive Officer

By:	/s/ Matthias Gründler
	Name:	Matthias Gründler
	Title:	Chief Financial Officer

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Annex A

List of Core Services Provided by the Procurement JV

***

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Annex B

Non-Exclusive List of Key Performance Indicators

1.	Savings generated (for the Parties collectively and/or for each Party) and achievement of cost savings targets to be mutually agreed

2.	***

3.	Amount of sourcing events generated by the Procurement JV

4.	Percentage of sourcing events acted upon by the Parties